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                                                                EXHIBIT 99.16(e)


        Municipal Bond:  Limited - Class D
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                      $1,000.00   $1,000.00

Divided by Initial Maximum Offering Price                    9.93
                                                      -----------
Divided by Net Asset Value                                               9.83
                                                                    ---------
Equals Shares Purchased                                   100.712     101.729

Plus Shares Acquired through
 Dividend Reinvestment                                      2.601       2.627
                                                      -----------   ---------

Equals Shares Held at 6/30/95                             103.313     104.357

Multiplied by Net Asset Value at 6/30/95                     9.94        9.94
                                                      -----------   ---------
Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,026.93    1,037.31

Divided by $1,000 (P)                                      1.0269      1.0373

Subtract 1                                                 0.0269      0.0373


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  2.69%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  3.73%
                                                                  ===========


ERV divided by P                                           1.0269

Raise to the power of                                      1.4484

Equals                                                     1.0392

Subtract 1                                                 0.0392


Expressed as a percentage equals the
  Average Annualized Total Return                           3.92%
                                                      ===========


* Does not include sales charge for the period.


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        Municipal Bond:  Insured - Class D
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                      $1,000.00   $1,000.00

Divided by Initial Maximum Offering Price                    8.00
                                                      -----------
Divided by Net Asset Value                                               7.68
                                                                   ----------
Equals Shares Purchased                                   125.000     130.208

Plus Shares Acquired through
 Dividend Reinvestment                                      7.245       7.547
                                                      -----------   ---------
Equals Shares Held at 6/30/95                             132.245     137.755

Multiplied by Net Asset Value at 6/30/95                     7.93        7.93
                                                      -----------   ---------
Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,048.71    1,092.40

Divided by $1,000 (P)                                      1.0487      1.0924

Subtract 1                                                 0.0487      0.0924


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  4.87%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  9.24%
                                                                   ==========


ERV divided by P                                           1.0487

Raise to the power of                                      1.4484

Equals                                                     1.0713

Subtract 1                                                 0.0713


Expressed as a percentage equals the
  Average Annualized Total Return                           7.13%
                                                      ===========


* Does not include sales charge for the period.


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        Municipal Bond:  National - Class D
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                      $1,000.00   $1,000.00

Divided by Initial Maximum Offering Price                   10.26
                                                      -----------
Divided by Net Asset Value                                               9.85
                                                                    ---------
Equals Shares Purchased                                    97.462     101.523

Plus Shares Acquired through
 Dividend Reinvestment                                      6.160       6.416
                                                      -----------   ---------

Equals Shares Held at 6/30/95                             103.622     107.939

Multiplied by Net Asset Value at 6/30/95                    10.04       10.04
                                                      -----------   ---------
Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,040.36    1,083.71

Divided by $1,000 (P)                                      1.0404      1.0837

Subtract 1                                                 0.0404      0.0837


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  4.04%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  8.37%
                                                                  ===========


ERV divided by P                                           1.0404

Raise to the power of                                      1.4484

Equals                                                     1.0590

Subtract 1                                                 0.0590


Expressed as a percentage equals the
  Average Annualized Total Return                           5.90%
                                                      ===========


* Does not include sales charge for the period.